EXHIBIT 3.7

                                    BYLAWS OF
                              I-VIEW SOFTWARE, INC.

                                    ARTICLE I
                                     OFFICES

      The principal office of the corporation shall be at 15050 S.W. 10th Street, Sunrise, Florida 33326, or at such other place as the Board of Directors may from time to time direct.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before such meeting shall be held on a day and at a time and place designated from time to time by the Board of Directors, provided, however, that there shall be an annual meeting every calendar year.

      Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of stockholders of record holding in the aggregate ten percent (10%) of the outstanding shares of the capital stock of the corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President.

      Section 3. Place of Meetings. The meetings of the stockholders of the corporation shall be held in the State of Florida, or any place in the world, as from time to time may be designated by the Board of Directors.

      Section 4. Notice of Meetings and Record Date. Except as otherwise required by statute, notice of each meeting of the stockholders, whether annual or special, shall be in writing over the name of the President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time and place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his or her address as it appears on the stock books of the corporation unless he or she shall have filed with the Secretary of the corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. If any stockholder in person or by attorney thereunto authorized shall waive in writing notice of any meeting, notice thereof need not be given to him or her.

      Section 5. Quorum. At all meetings of the stockholders the presence in person or by proxy of the holders of record of a majority of the shares then issued and outstanding


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and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time.

      Section 6. Notice of Adjourned Meeting. Notice need not be given of any adjourned meeting of stockholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of this Article II to each stockholder of record on the new record date entitled to vote at such meeting.

      Section 7. Inspectors of Election. The Board of Directors shall appoint at each annual meeting two persons, who need not be stockholders, to act as Inspectors of Election at all meetings of the stockholders until the close of the next annual meeting. No candidate for the office of director shall act as Inspector of Election. If there be a failure to appoint Inspectors, or if any inspector appointed be absent or refuse to act, or if his or her office becomes vacant, the Board of Directors present at the meeting may choose temporary Inspectors of the number required. The Inspectors appointed to act at any meeting of the Board, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability.

      Section 8. Voting. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In case the transfer books have not been closed, and no date has been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election of directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or herself or by his or her duly authorized attorney and filed with the Secretary of the corporation. The President, a Vice President and the Secretary of the corporation shall constitute a Credentials committee and shall pass upon the validity of all proxies submitted for use at any meeting. No proxy shall be valid after 11 months from the date of the proxy unless otherwise provided in the proxy. The decision of the Credentials Committee upon the validity of the proxies shall be conclusive. At all meetings of the stockholders, except as otherwise required by statute, the Article of Incorporation or these Bylaws, all matters shall be decided by the vote of a majority in interest of the stockholders entitled to vote present in person or by proxy. Election for directors need not be by ballot.


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      Section 9. List of Stockholders. The directors shall cause the Secretary, or other officer designated by them who has charge of the transfer books and the stock books, to make at least ten days before every election a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at the ensuing election, and the post office address and the number of shares held by each. The Board of Directors shall produce such books and list at the time and place of election, to remain there during the election.

      Section 10. Waiver of Irregularities. All informalities and irregularities in calls, notices of meeting and in the manner of voting, form of proxy, credentials, and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      Section 1. General Powers and Qualifications. The property, affairs and business of the corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all of the powers of the corporation, except such as are by law or by the Articles of Incorporation or by these Bylaws expressly conferred upon or reserved to the stockholders.

      Section 2. Number, Election and Term of Office. The number of directors shall be at least one, which number may be increased or decreased from time to time by resolution of the Board of Directors, but shall not be less than one nor more than ten (10). Subject to the provisions of the Articles of Incorporation and Section 6 of this Article III, the directors shall be elected annually by the stockholders entitled to vote at the annual meeting of stockholders, by a plurality of the votes at such election. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of stockholders held next after his or her election and until his or her successor shall have been elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.

      Section 3. Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of each such other business as properly may come before the meeting, within thirty days after each annual election of directors upon the notice hereinafter provided for a special meeting. The directors, however, may hold such meeting, without notice, at the place where the annual meeting of stockholders is held, immediately following such meeting.

      The Board of Directors by resolution may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held.


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      Special meetings of the Board of Directors may be called by the President, any Vice President or by a majority of the members of the Board of Directors. Notice of each special meeting shall be mailed to each director, addressed to hi m or her at his or her address as it appears upon the records of the corporation, at least one day before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, radio or cable, or telephoned or delivered to him or her personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place (which may be within or outside the State of Florida) of such meeting, but unless otherwise required by statute, the Articles of Incorporation or these Bylaws, need not state the purposes thereof. Notice of any meeting need not be given to any director, however, if waived by him or her, before or after such meeting, in writing or by telegraph, radio or cable. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

      Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 4. Quorum. The presence, at any meeting, of a majority of the total number of directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and except as otherwise required by statute, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

      Section 5. Resignation and Removal. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary or an Assistant Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

      Section 6. Vacancies. If any vacancy shall occur among the directors by reason of death, resignation, disqualification, removal or otherwise, such vacancy may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by a majority of the stockholders present and entitled to vote at any meeting held during the existence of such vacancy, provided that the filling of such vacancy is included in the corporation's proxy material for the meeting. If a vacancy shall occur by an increase in the number of directors, the additional directors authorized by such increase shall be elected by the vote of a majority of the directors in office at the time of such increase.

      Section 7. Compensation. Directors may be compensated for services as directors and as members of Committees of the Board of Directors. Nothing herein contained

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shall prevent any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

      Section 1. Powers. Except as otherwise provided by statute or these Bylaws, all of the powers of the Board of Directors may be vested, to the extent from time to time determined by the Board of Directors, in an Executive Committee and any other Committee established for specific purposes, the members of which shall be appointed in accordance with Section 2 of this Article.

      Section 2. Appointment, Qualification and Term of Office. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from among its members an Executive Committee consisting of the President and two or more additional members, and a Budget Committee, consisting of the President and one or more additional members, and any other Committee with membership determined by the Board of Directors. The Board of Directors may designate as Chairman of the Executive Committee, the Budget Committee and other Committees one of the members so appointed. Each member of each Committee shall continue in office until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his or her election and until his or her successor is appointed and qualifies or until his or her death, resignation or removal in the manner hereinafter provided, or until he shall cease to be a director. The Chairman of each Committee shall preside at all meetings of the Committee at which he or she shall be present.

      Section 3. Meetings. Each Committee, by resolution, may provide for the holding of regular meetings, with or without notice, and may fix the time and place (within or outside the State of Florida) at which such meetings shall be held. Special meetings of each Committee may be called from time to time by any member of the Committee. Notice of each special meeting shall be mailed to each member of the Committee addressed to him or her at his or her address as it appears upon the records of the corporation, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, radio or cable, or telephoned or delivered to him or her personally, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place (which may be within or outside the State of Florida) but, unless otherwise required by statute, the Articles of Incorporation or these Bylaws, need not state the purpose of such meeting. Notice of any meeting need not be given to any member of a Committee, however, if waived by him or her, before or after such meeting, in writing or by telegraph, radio or cable. Any meeting of a Committee shall be a legal meeting without any notice or waiver of notice thereof having been given if all the members of the Committee shall be present thereat.


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      Section 4. Resignations and Removal. Any member of a Committee may resign at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary or an Assistant Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

      Any member of a Committee may be removed either with or without cause at any time by the affirmative vote of a majority of the directors then in office, given at a meeting of the Board of Directors called for the purpose.

      Section 5. Vacancies. If the office of any member of a Committee becomes vacant by reason of death, removal or otherwise, the Board of Directors may appoint one of the directors as a member of the Committee to fill such vacancy.

      Section 6. Quorum. The presence, at any meeting of a Committee, of a majority of the members then in office shall constitute a quorum for the transaction of business. A majority of such quorum may decide any questions that may come before such meeting.

                                    ARTICLE V
                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice Presidents (one or more of whom may be designated as an Executive or a Senior Vice President), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.

      Section 2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 1 of this Article V shall be chosen by the Board of Directors and shall hold his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner provided in Section 4 of this Article V.

      Section 3. Subordinate Officers. The Board of Directors from time to time may appoint other officers or agents, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers or agents and to prescribe their respective authorities and duties.

      Section 4. Removal. Any officer may be removed either with or without cause by a majority of the total number of directors constituting the entire Board of Directors.

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      Section 5. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, a Vice President, the Secretary or an Assistant Secretary.

      Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment to such office.

      Section 7. The Chairman of the Board of Directors. The Board of Directors may elect one of the members of the Board of Directors as Chairman of the Board of Directors. The Chairman of the Board of Directors, if appointed, shall preside at all meetings of the Board of Directors and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Board of Directors.

      Section 8. Vice Chairman of the Board of Directors. The Board of Directors may elect one of the members of the Board of Directors as Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors. if appointed, shall, in the absence or disability of the Chairman of the Board of Directors, do and perform all of the duties of the Chairman of the Board of Directors, and when so acting, shall have all of the powers of the Chairman of the Board of Directors, and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Chairman of the Board of Directors.

      Section 9. The Chief Executive Officer. The Board of Directors shall elect a person as the Chief Executive Officer of the corporation. The Chief Executive Officer of the corporation, subject to the control of the Board of Directors, shall have general charge of the business, affairs and property of the corporation as well as control over its several officers.

      Section 10. The President. The Board of Directors shall elect a person as the President of the corporation. The President shall preside at all meetings of the stockholders if the Chairman of the Board is unable to do so. The President shall also do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Chief Executive Officer of the corporation.

      Section 11. The Vice Presidents. At the request of the President or in his or her absence or disability, the Vice President, or in the case there shall be more than one Vice President, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors or by the Executive Committee) shall perform all the duties of the President, and when so acting, shall have

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all the powers of, and be subject to all the restrictions upon, the President.
Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or the President.

      Section 12. The Secretary. The Secretary shall:

      (a) be sworn to the faithful discharge of his or her duty;

      (b) keep the minutes of and record all the votes of the meetings of the stockholders, the Board of Directors and Executive Committee, in books to be kept for that purpose;

      (c) make or cause to be made, at least ten days before each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and the post office address and the number of shares held by each;

      (d) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute;

      (e) be custodian of the records of the corporation, the Board of Directors and the Executive Committee, and of the seal of the corporation, and see that the seal is affixed to all documents the execution of which, on behalf of the corporation under its seal, shall have been duly authorized;

      (f) see that all lists, books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

      (g) in general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

      Section 13. The Treasurer. Subject to the order of the Board of Directors and to any arrangements which may be made for an outside custodian of the corporation's portfolio and similar securities, the Treasurer shall:

      (a) have supervision over the funds, securities, receipts and disbursements of the corporation;

      (b) cause all monies and other valuable effects to be deposited in the name and to the credit of the corporation, in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors;

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      (c) cause the funds of the corporation to be disbursed by checks or drafts upon the authorized depositaries of the corporation;

      (d) cause to be taken and preserved proper vouchers for all monies disbursed;

      (e) cause to be kept at the principal office of the corporation correct books of account of all its business and transactions;

      (f) render to the President, the Board of Directors or the Executive Committee, whenever requested, an account of the financial condition of the corporation and of his or her transactions as Treasurer;

      (g) be empowered, from time to time, to require from the officers or agents of the corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the corporation; and

      (h) in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

      The Treasurer may be required to give the corporation a bond in such sum, with such surety or sureties, as shall be satisfactory to the Board of Directors, for the faithful discharge of his or her duty.

      Section 14. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors or by the President.

      Section 15. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE VI
                            EXECUTION OF INSTRUMENTS

      All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the corporation as may be determined from time to time by the Board of Directors.

                                   ARTICLE VII
                                  CAPITAL STOCK

      Section 1. Certificates of Stock. Every stockholder shall have a certificate, signed by the President or a Vice President, and either the Treasurer or an Assistant Treasurer,

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or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. When the certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the corporation and a registrar, the signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. Certificates for shares of the stock of the corporation shall be in such form as shall be approved by the Board of Directors, and the seal of the corporation shall be affixed thereto. There shall be entered upon the stock books of the corporation the number of each certificate issue, the name of the person owning the shares represented hereby, the number of shares and the date thereof.

      Section 2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his or her legal representatives, to advertise the same in such manner as it shall require or to give the corporation a bond sufficient to indemnify the corporation on account of the alleged loss of any such certificate or the issuance of such new certificate.

      Section 3. Rights and Liabilities of Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and shall not be bound to recognize any legal, equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Florida.

      Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the corporation, including the issuance of new certificates to replace lost or destroyed certificates, and may appoint transfer agents or registrars or both of any class of stock of the corporation.

      Section 5. Closing of Transfer Books and Taking of Record. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall into effect. In lieu of so closing the stock transfer books, the Board of Directors may fix, in advance, a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such

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meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                  ARTICLE VIII
                                 CORPORATE SEAL

      The corporate seal shall be in the form of a circle and shall bear the name of the corporation and year of its incorporation and shall indicate its formation under the laws of the State of Florida; provided, that the form of such seal shall be subject to alteration from time to time by the Board of Directors.

                                   ARTICLE IX
                                   FISCAL YEAR

      The fiscal year of the corporation shall end on December 31 in each year or on such other date as may be determined by the Board of Directors.

                                   ARTICLE X
                           CONTROL-SHARE ACQUISITIONS

      Section 607.0902 of the Florida General Corporation Act shall not apply to control-share acquisitions of securities of the corporation.

                                   ARTICLE XI
                                   AMENDMENTS

      These Bylaws have been adopted by the Board of Directors and may be repealed, altered or amended by a majority of the Board of Directors to the full extent permitted by law and may also be repealed, altered or amended by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding voting stock of the corporation present in person or by proxy at any meeting of the stockholders called for that purpose.


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